Exhibit 10.4

OPEN-END MORTGAGE AND SECURITY AGREEMENT

This Mortgage Secures Future Advances

                    THIS MORTGAGE is dated as of the 23rd day of February, 2004 (the “Mortgage”) by and between NEOSE TECHNOLOGIES, INC., a Delaware corporation, with an address of 102 Witmer Road, Horsham, Pennsylvania 19044 (the “Mortgagor”) and BROWN BROTHERS HARRIMAN & CO., a private bank organized as a partnership, with its place of business at 1531 Walnut Street, Philadelphia, Pennsylvania 19102 (the “Mortgagee”).

W I T N E S S E T H:

                    WHEREAS, at the request of Mortgagor, the Montgomery County Industrial Development Authority (the “Authority”) has issued a Variable Rate Revenue Bond (“Neose Technologies, Inc. Project”) Series 2004, in the principal amount of One Million and 00/100 Dollars ($1,000,000.00) (the “Bond”); and

                    WHEREAS, the obligations of the Mortgagor to repay the loan represented by the Bond (the “Loan”) and certain other covenants and representations of Mortgagor, are set forth in that certain Financing Agreement by and among Mortgagor, Authority and Mortgagee, dated the date hereof (the “Financing Agreement”), the terms and conditions of which are incorporated herein by reference; and

                    WHEREAS, the obligations of the Mortgagor to Mortgagee under the Bond and the Financing agreement are further secured by that certain Security Agreement from Mortgagor to Mortgagee dated of even date herewith (the “Security Agreement”)(the Financing Agreement, the Bond, the Security Agreement and all other documents, instruments or agreements evidencing and/or securing the Loan, as the same may be amended, modified, or supplemented from time to time, are sometimes collectively referred to below as the “Financing Documents”); and

                    WHEREAS, as security for the payment of the Bond and the obligations of Mortgagor under the Financing Agreement, Mortgagee has required Mortgagor to execute and deliver this Mortgage; and

                    WHEREAS, the maximum amount of indebtedness intended to be secured hereby is One Million and 00/100 Dollars ($1,000,000.00).

                    Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Financing Agreement.

                    NOW, THEREFORE, in order to secure the obligations of Mortgagor as set forth in the Bond and the Financing Agreement (the “Obligations”), and in consideration of the premises and the further sum of Ten Dollars ($10.00) to Mortgagor in hand well and truly paid by Mortgagee at or before the ensealing and delivery hereof, the receipt whereof is hereby acknowledged, Mortgagor has granted, bargained and sold, aliened, enfeoffed, released, remised, conveyed, confirmed and mortgaged, and by these presents does grant, bargain and sell, alien, enfeoff, release, remise, convey, confirm, and mortgage unto Mortgagee and its successors and assigns, that certain premises located at 102 Witmer Road, Horsham Township, Montgomery County, Pennsylvania, as more particularly described in Exhibit “A” attached hereto and made a part hereof (the “Real Estate”);

                    TOGETHER with the appurtenances and all the estates and rights of Mortgagor in and to the Real Estate, including without limitation the fixtures, equipment, reversions, remainders, easements, issues and profits arising or issuing from the Real Estate and the improvements thereon including, but not limited to the rents, issues and profits arising or issuing from the Real Estate and the improvements thereon, including but not limited to the rents, fixtures, equipment, issues and profits arising or issuing from all insurance policies, sale agreements, licenses, options, leases and subleases now or hereafter entered into covering any part of said Real Estate or the buildings, structures and improvements thereon, all of which insurance policies, sale agreements, licenses, options, leases, subleases, rents, issues and profits are hereby assigned and shall be caused to be assigned to Mortgagee by Mortgagor.  Mortgagor will execute and deliver to Mortgagee on demand such assignments as Mortgagee may require to implement this assignment;

                    TOGETHER with all the right, title and interest of Mortgagor in and to all streets, roads and public places, opened or proposed, adjoining the Real Estate, and all easements and rights of way, public or private, now or hereafter created or used in connection therewith;

                    TOGETHER with all the right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any and all sidewalks and alleys adjacent to the Real Estate;

                    TOGETHER with all buildings and improvements of every kind and description now or hereafter erected or placed on the Real Estate;

                    TOGETHER with all of Mortgagor’s right, title and interest now owned or hereafter acquired in and to all heating, plumbing, sprinkler, water, gas, electric power, lighting and air conditioning equipment, elevators, machinery, fixtures, equipment, furniture, building materials of any kind or nature, together with all replacements thereof and additions thereto, now, or at any time hereafter, affixed or attached to said Real Estate, buildings, structures and improvements (hereinafter collectively called “Personal Property”), all of which Mortgagor represents and warrants are and will be owned by Mortgagor free from any prior conditional sales, chattel mortgages, security interests, liens, pledges, hypothecations, charges or encumbrances other than the Prior Mortgages (as hereinafter defined) and those liens, encumbrances and other matters affecting title to the Mortgaged Property (as hereinafter  defined) set forth in Exhibit “B” attached hereto and incorporated herein by this reference (the “Permitted Encumbrances”), and is intended to be subject to the lien of this Mortgage as if part of the realty.  This provision shall be self-operative and this Mortgage, to the extent that any such Personal Property or other property subject to this Mortgage shall not be deemed to be part of the realty, shall constitute a security agreement under the Pennsylvania Uniform Commercial Code, and Mortgagor shall execute and deliver to Mortgagee on demand, and hereby irrevocably appoints Mortgagee, or any person designated by Mortgagee, the attorney-in-fact of Mortgagor to execute, deliver and file such financing statements and other instruments as Mortgagee may reasonably require in order to perfect and maintain such security interest under the Pennsylvania

Uniform Commercial Code;

                    TOGETHER with all accounts, contract rights, accounts receivable, agreements of sale, and claims of any sort relating to or arising out of the Real Estate whether now owned or hereafter acquired;

                    TOGETHER with all awards, damages, payments and other compensation, and claims thereof and rights thereto, which may result from a taking or injury by virtue of the exercise of the power of eminent domain of or to, or from any damage, injury or destruction by casualty or otherwise caused to, the Real Estate and said improvements and personalty, or any part thereof, including insurance proceeds, or from any change of grade or vacation of any street abutting thereon, all of which are hereby assigned to Mortgagee to the fullest extent permitted by law, Mortgagee being hereby irrevocably appointed attorney-in-fact for Mortgagor to collect and receive any such awards, damages, payments and compensation from the authorities or insurers making the same, and to give receipts and acquittances therefor, and to institute, appear in and prosecute any proceeding therefor, it being agreed that all sums collected by or paid to Mortgagee pursuant to this assignment, net of any cost incurred by Mortgagee in collecting the same (including attorneys’ fees), shall be applied to the payment of the Obligations whether or not then due and payable, or to the restoration of the Mortgaged Property (hereinafter defined) as Mortgagee shall elect, unless otherwise set forth herein;

                    TOGETHER with any and all proceeds (including insurance and condemnation proceeds and proceeds of other proceeds) of any of the foregoing;

                    All of the property and rights hereinabove described or mentioned being hereinafter collectively called the “Mortgaged Property”.

                    TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns, forever;

                    AND, at all times until the Obligations is paid in full with interest and faithfully and strictly performed, Mortgagor does hereby covenant, promise and agree with Mortgagee as follows:

ARTICLE I

Covenants As To Taxes and Assessments

          1.1     Mortgagor will pay and discharge (i) all the taxes, general and special, levies and assessments heretofore or hereafter charged, assessed or levied against the Mortgaged Property or any part thereof by any lawful authority, or which otherwise may become a lien thereon (collectively, the “Taxes”); and (ii) all water and sewer rents which may be assessed or become liens on the Mortgaged Property before the date on which any interest or penalties shall commence to accrue thereon, and produce to Mortgagee evidence of such payment not less than ten days thereafter.   In default of any of the above-described payments, Mortgagee may, but shall not be obligated to, pay the same, and such payment by Mortgagee shall be repaid by Mortgagor to Mortgagee on demand, shall be secured hereby, and shall bear interest at the Default Rate as defined in the Financing Agreement (the “Default Rate”) from the date

Mortgagee makes such payment until such sums are repaid in full.  Mortgagor shall promptly cause to be paid and discharged, any lien or charge whatsoever which by any present or future law may be or become superior, either in lien or in right of distribution out of the proceeds of any judicial sale of the Mortgaged Property, to the liens created hereby.  Mortgagor will cause to be paid, when due, all charges for utilities whether public or private.

          1.2     Upon the request of Mortgagee, Mortgagor will pay on a monthly basis to Mortgagee, a sum equal to one-twelfth (1/12th) of the real estate taxes, water rents, sewer rents, payments in lieu thereof, special assessments and any other tax, assessment, lien, claim or encumbrance which may at any time be or become a lien on the Mortgaged Property prior to, or on a parity with, the lien of this Mortgage so as to enable Mortgagee to pay the same at least thirty (30) days before they become due.  If special assessments against the Mortgaged Property may be paid in installments and Mortgagor elects to do so, the monthly payments to Mortgagee for such special assessments shall be one-twelfth (1/12th) of the then current annual installment.

          No amounts so paid shall be deemed to be trust funds but may be co-mingled with general funds of Mortgagee, and no interest shall be payable thereon.  If, pursuant to any provision of this Mortgage, the whole amount of said principal debt remaining or any installment of interest, principal or principal and interest becomes due and payable, Mortgagee shall have the right, at its election, to apply any amounts so held against all or any of the Obligations, any interest thereon or in payment of the premiums or payments for which the amounts were deposited.  Mortgagor will furnish to Mortgagee tax bills in sufficient time to enable Mortgagee to pay such taxes, assessments, levies, charges and fees, before interest and penalties accrue thereon.

          1.3     Mortgagor covenants and agrees to pay to Mortgagee the principal and interest hereby secured pursuant to and in accordance with the terms of the Financing Agreement without deduction or credit for any amount for Taxes assessed or to be assessed against the Mortgaged Property.

ARTICLE II

General Representations and Covenants of Mortgagor

          2.1     Mortgagor will observe and perform all of the terms, covenants and conditions on the part of Mortgagor to be observed and performed under this Mortgage and shall pay and faithfully and strictly perform all of the Obligations.

          2.2     Mortgagor warrants and covenants that it has good and marketable fee simple title to the Mortgaged Property, subject to no liens, claims, security interests, pledges, hypothecations or other encumbrances or charges, other than the Prior Mortgages (as hereinafter defined) and Permitted Encumbrances.  Mortgagor warrants that it has full power and lawful authority to execute and deliver this Mortgage and to mortgage to Mortgagee all of the property and rights purported to be mortgaged by it hereunder.  Mortgagor will forever warrant and defend the title to the Mortgaged Property unto Mortgagee against the claims and demands of all persons whomsoever.

          2.3     Mortgagor will not, without the prior written consent of Mortgagee, cause or permit any building or improvement comprising part of the Mortgaged Property to be removed, demolished or structurally altered, in whole or in part, or any material fixture therein to be removed or destroyed.  Mortgagor will not abandon the Mortgaged Property or cause or permit any waste thereto and will at all times maintain the Mortgaged Property in substantially its current condition, normal wear and tear excepted.

          2.4     Throughout the term of this Mortgage, Mortgagor, at its sole cost and expense, will take good care of the Mortgaged Property and will keep the same in good order and condition, and make all necessary repairs thereto, interior and exterior (including parking areas), structural and non-structural, ordinary and extraordinary, and unforeseen and foreseen.  All repairs made by Mortgagor shall be equal in quality and class to the original work.  The necessity for and adequacy of repairs to the buildings and improvements pursuant to this Mortgage shall be measured by the standard which is appropriate for structures of similar construction and class, provided that Mortgagor shall in any event make all repairs necessary to avoid any structural damage or injury to the buildings and improvements to keep the buildings and improvements in a proper condition.

          2.5     Mortgagor will permit Mortgagee and Mortgagee’s representatives to enter the Mortgaged Property at reasonable times, upon five (5) days’ prior notice and during regular business hours to inspect the same.  In the absence of an Event of Default, such inspections shall be limited to four (4) times in any calendar year.  In case of any Event of Default, as defined hereinafter, Mortgagee may, at its option, enter the Mortgaged Property to protect, restore or repair any part thereof, but Mortgagee shall be under no obligation to do so.  Mortgagor will repay to Mortgagee on demand any sums paid by Mortgagee to protect, restore or repair any part of the Mortgaged Property, with interest thereon at the Default Rate, and, until so paid, the same shall be secured by this Mortgage.

          2.6     Throughout the term of this Mortgage, Mortgagor, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, any national or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, which may be applicable to the Mortgaged Property, the maintenance and use thereof and the sidewalks and curbs adjoining the Mortgaged Property whether or not such law, ordinance, order, rule, regulation or requirement shall necessitate structural changes or improvements, or the removal of any encroachments or projections, ornamental, structural or otherwise, onto or over property contiguous or adjacent thereto, any such structural changes or improvements or removal of encroachments to be performed with the consent of Mortgagee, which consent will not be unreasonably withheld.  Mortgagor will comply with all orders and notices of violation thereof issued by any governmental authority.  Mortgagor will pay all license fees and similar municipal charges for the use of the Mortgaged Property and the other areas now or hereafter comprising part thereof or used in connection therewith and will not, unless so required by any governmental agency having jurisdiction, discontinue use of the Mortgaged Property without prior written consent of Mortgagee.  If Mortgagor shall fail to perform any covenant herein, Mortgagee may (but shall be under no obligation to) perform such covenant for the account of Mortgagor and any sums paid by Mortgagee in such event shall be repaid by Mortgagor to Mortgagee with interest thereon at the Default Rate and, until so paid, the same shall be secured by this Mortgage.

          2.7     Mortgagor shall not, without the prior written consent of Mortgagee, by deed, mortgage, pledge, lease, easement or other instrument grant, mortgage, pledge, convey, assign, devise or otherwise transfer all or any part of the Mortgaged Property or any interest therein, directly or indirectly, nor shall Mortgagor suffer or permit such conveyance, assignment or transfer by execution sale or operation of law or otherwise.

          2.8     Mortgagor shall promptly pay upon demand, and presentation of invoices or bills, with interest thereon at the Default Rate, all expenses and costs incurred by Mortgagee, including reasonable attorney’s fees in connection with any action, proceeding, litigation or claim instituted or asserted by or against Mortgagee or in which Mortgagee becomes engaged, wherein it becomes necessary in the reasonable opinion of Mortgagee to defend or uphold the lien of this Mortgage, or the validity or effectiveness of any assignment of any claim, award, payment, property damage, insurance policy or any other right or property conveyed, encumbered or assigned by Mortgagor to Mortgagee hereunder, or the priority of any of the same, and all such expenses and costs, and interest thereon, may be added to and become part of the principal indebtedness of Mortgagor hereunder, bear interest at the Default Rate and be secured by this Mortgage.

          2.9     To further secure payment of the Obligations, Mortgagor hereby pledges, assigns and grants to Mortgagee a continuing security interest in and lien on all of Mortgagor’s Personal Property (excluding Mortgagor’s intellectual property and Liquidity, except as otherwise provided in the Financing Agreement Agreement), accounts, contract rights, accounts receivable now owned or existing or hereafter acquired and all proceeds thereof, whether now owned or hereafter acquired and all proceeds of all of the foregoing.  The parties hereto agree that the security interest created hereunder is valid under the Pennsylvania Uniform Commercial Code and is a presently existing security interest and attaches to Mortgagor’s above-mentioned Personal Property as of the date hereof.

          2.10   With the exception of Permitted Liens (as defined below), Mortgagor will not, without the prior written consent of Mortgagee, create or suffer to be created any security interest under the Pennsylvania Uniform Commercial Code, or other encumbrance in favor of any party other than Mortgagee, or create or suffer any reservation of title by any such other party, with respect to any Personal Property nor shall any such Personal Property be the subject matter of any lease or other transaction whereby the ownership or any beneficial interest in any of such Personal Property is held by any person or entity other than Mortgagor (or Mortgagee as provided herein).  All such Personal Property shall be purchased for cash or in such manner that no lien shall be created thereon except the lien of this Mortgage, the Prior Mortgages and liens as otherwise permitted in the Financing Agreement and the Security Agreement (collectively “Permitted Liens”), unless Mortgagee shall agree in writing to the contrary before a contract to purchase any such Personal Property is executed.  Mortgagor will deliver to Mortgagee on demand, any contracts, bills of sale, statements, receipted vouchers or agreements, under which Mortgagor claims title to any Personal Property incorporated in the improvements or subject to the lien of this Mortgage.

          2.11   Mortgagor shall at its expense, promptly upon request of Mortgagee (i) do all acts and things, including but not limited to the execution of any further assurances, deemed necessary by Mortgagee, to establish, confirm, maintain and continue the lien created and intended to be created hereby, all assignments made or intended to be made pursuant hereto, and all other rights and benefits conferred or intended to be conferred on Mortgagee hereby, and Mortgagor shall pay all costs incurred by Mortgagee in connection therewith, including all filing and recording costs, cost of searches, and reasonable counsel fees incurred by Mortgagee; and (ii) furnish Mortgagee with a written certification signed by Mortgagor, or an officer of Mortgagor on Mortgagor’s behalf, as to all then existing leases for space covering any part of the Mortgaged Property, the names of the tenants, the rents payable thereunder and the dates to which such rents are paid, together with executed copies of all such leases.

          2.12   Mortgagor will promptly perform and observe, or cause to be performed or observed, all of the terms, covenants and conditions of all instruments of record affecting the Mortgaged Property, noncompliance with which may affect the security of this Mortgage or which may impose any duty or obligation upon Mortgagor or any lessee or other occupant of the Mortgaged Property or any part thereof, and Mortgagor shall do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of or constituting any portion of the Mortgaged Property.

          2.13   To further secure payment of the Obligations, Mortgagor hereby assigns and sets over unto Mortgagee the interest of such Mortgagor as lessor in and to all leases, written or oral, of the Mortgaged Property or any part thereof now or hereafter made, executed or delivered.  Mortgagor hereby authorizes and empowers Mortgagee to collect the rents under the aforesaid leases as they become due, and hereby directs each and all of the tenants of the Mortgaged Property, upon demand made by Mortgagee, to pay such rents as they become due to Mortgagee; provided, however, no such demand shall be made unless and until there has occurred an Event of Default under the terms of this Mortgage, and until such demand is made, Mortgagor is authorized to collect the aforesaid rents; but such privilege of Mortgagor to collect rents as aforesaid shall not operate to permit the collection by Mortgagor of any installment of rent for more than one month in advance.

          2.14   Mortgagor will not, without the prior written consent of Mortgagee, assign the rents of the Mortgaged Property or any part thereof, nor consent (other than in the ordinary course of business) to the cancellation, modification or surrender of any lease now or hereafter covering the Mortgaged Property, or any part thereof; nor accept any prepayment of rents under any such lease more than one month in advance; and any such purported assignment, cancellation, modification, surrender or prepayment made without consent of Mortgagee shall be void as against Mortgagee.

          2.15   Mortgagor shall, upon the request of Mortgagee, given 15 days in advance, furnish a duly acknowledged written statement to Mortgagee, or any proposed assignee of this Mortgage, setting forth the amount of the Obligations and stating either that no off-sets or defenses exist against the Obligations, or, if such off-sets or defenses are alleged to exist, the nature and amount thereof.

          2.16   Mortgagor agrees not to do or suffer any act or thing which would impair the security of the Obligations or of the lien of this Mortgage upon the Mortgaged Property, or the rents, issues or profits thereof.

ARTICLE III

Compliance with Environmental Laws

          3.1     Mortgagor shall comply with all Applicable Environmental Laws.  As set forth herein, the term “Applicable Environmental Laws” shall mean any and all existing or future federal, state and local statutes, ordinances, regulations, rules, executive orders, standards and requirements, including the requirements imposed by common law, concerning or relating to industrial hygiene and the protection of health and the environment including, without limitation:  (i) the Comprehensive Environmental Response, Compensation and Liability act of 1980, as amended, 42 U.S.C. §9601 et seq. (“CERCLA”); (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §6901 et. seq. (“RCRA”); (iii) the Clean Air Act, as amended, 42 U.S.C. §7901 et seq.; (iv) the Clean Water Act, as amended, 33 U.S.C. §1251 et seq.; (v) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801 et seq.; (vi) the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., as amended (“TSCA”), and the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S. §6020.101 et seq. (“HSCA”).  Any terms mentioned herein which are defined in any Applicable Environmental Laws shall have the meanings ascribed to such terms in such laws; provided, however, that if any of such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

          3.2     Mortgagor represents and warrants that Mortgagor has not and will not engage in operations upon the Mortgaged Property, which involve the generation, manufacture, refining, transportation, treatment, use, storage, handling or disposal of any Hazardous Materials (as herein defined) other than in compliance with all Applicable Environmental Laws.  For the purposes of this Mortgage, the term “Hazardous Materials” shall include, but shall not be limited to, petroleum fuel products, any petroleum or petroleum byproducts, PCBs, asbestos, friable asbestos or asbestos-containing material, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, any flammable explosives, radioactive materials, any “Hazardous Substance”, as such term is defined in 42 U.S.C. Section 9601(14) or 35 P.S. Section 6020.103 (herein, “Hazardous Substance”), any “Hazardous Waste”, as such term is defined in 42 U.S.C. Section 6903 (5) or 35 P.S. Section 6020.103 (herein, “Hazardous Waste”), or any other material, substance, pollutant or contaminant that is considered hazardous, radioactive or toxic under any applicable federal, state or local statues, ordinances, rules or regulations now or at any time hereafter in effect.

          3.3     Mortgagor has not caused or permitted to exist and shall not cause or permit to exist, as a result of any intentional or unintentional action or omission on its part, or any tenant’s part, any releasing, spilling, leaking, pumping, pouring, emitting, emptying, or dumping from, on or about the Mortgaged Property of any Hazardous Materials other than in compliance with all Applicable Environmental Laws.  Mortgagor will promptly cause the removal and remediation of any Hazardous Materials which may hereafter be found on the Mortgaged Property other than Hazardous Material that are being maintained in compliance with all Applicable Environmental Laws.  The Mortgaged Property does not contain any underground storage tanks, except as may have been previously disclosed in writing to Mortgagee.

          3.4     To the best of Mortgagor’s knowledge (and not imputed knowledge), and without a duty to investigate on the part of Mortgagor, Mortgagor represents and warrants that no adjacent property has been used in such a manner that Hazardous Materials may be in the subsurface water supply.

          3.5     Mortgagor will permit Mortgagee and Mortgagee’s representatives to enter the Mortgaged Property at reasonable times to inspect the same, for purposes of making site and building investigations and performing soil, groundwater, structural and other tests, upon three days prior notice to Mortgagor.  In the absence of an Event of Default, such inspections and investigations shall be limited to four (4) times in any calendar year.  Mortgagor shall provide Mortgagee, its agents, employees, and representatives from time to time upon request with access to and copies of any and all data and documents relating to or dealing with any potentially Hazardous Materials used, generated, manufactured, found, stored or disposed of, on, under, or about the Mortgaged Property or transported to or from the Mortgaged Property within thirty (30) days of a request therefore.  Mortgagor shall bear the cost of such copies and reimburse Mortgagee for all reasonable attorneys’ fees, copy costs, and other related costs incurred to procure such information as Mortgagee, in its sole discretion deems necessary.

          3.6     Mortgagor shall furnish to Mortgagee, immediately upon receipt or dispatch, a copy of any notice, summons, citation, directive, letter or other written communication from or to any federal, state or local environmental agency or department, which may evidence or result in a liability under any Environmental Law such that the costs of correcting, or of paying penalties assessed in connection with, such liability would have a material adverse effect upon the business of Mortgagor as now conducted or upon Mortgagor’s business, operations, properties or condition, financial or otherwise.  In such event, Mortgagor shall use diligent efforts to complete all remediation which may be required by such communication from any federal, state, county, municipal or other administrative, investigative, prosecutorial or enforcement agency or environmental or occupational safety regulatory agency (“Environmental Regulator”) and to obtain from all such Environmental Regulators having jurisdiction thereof, and deliver to Mortgagee as received, such approvals and certifications as can be obtained from such agencies from time to time to confirm Mortgagor’s completion of all remediation and Mortgagor’s compliance with all governmental requirements applicable thereto.

          3.7     In the event of failure of Mortgagor to comply with any provision of this Mortgage or any other Loan Document relating to Hazardous Substances, Environmental Laws or Environmental Regulators, or if Mortgagee shall have reason to believe that any Hazardous Substance has been or is likely to be released on, in or under the Mortgaged Property (except in compliance with all Environmental Laws), Mortgagee may do any or all of the following: (i) Mortgagee shall have the right to investigate, or to demand that Mortgagor investigate and report to Mortgagee on (in which case Mortgagor shall investigate and report to Mortgagee on) the result of the investigation of such location, and if Mortgagee requests, provide this investigation through an independent reputable environmental consulting or engineering firm acceptable to Mortgagee; (ii) without obligation to do so, to cure such default or to comply or cause compliance, or to demand that Mortgagor cure such default or comply or cause compliance, with any or all Environmental Laws.  All of the foregoing shall be at the expense of Mortgagor, and any expense incurred by Mortgagee in connection with any of the foregoing (including without limitation its expenses relating to attorneys fees and any environmental consultants or engineers) shall be additional obligation of Mortgagor hereunder which shall be payable to Mortgagee upon demand, with interest computed at the Default Rate from the date(s) upon which said costs and expenses were incurred by Mortgagee.

ARTICLE IV

Insurance, Damage or Destruction

          4.1     Mortgagor will insure itself and the Mortgaged Property against such perils and to such limits as Mortgagee shall reasonably require for the full replacement value of the Mortgaged Property.  All such insurance shall be in such forms and with such companies, and written in such amounts and with such deductibles and endorsements, as may be reasonably satisfactory to Mortgagee from time to time, and losses thereunder shall be payable to Mortgagee under standard forms of lender loss payable and mortgagee endorsements and shall require that the insurer provide Mortgagee with thirty (30) days notice in the event of cancellation.  In any case, Mortgagor’s obligation to carry such insurance may only be brought within the coverage of a so-called blanket or umbrella policy or policies of insurance carried and maintained by Mortgagor if and only if the coverage afforded Mortgagee will not be limited, reduced or diminished by reason of the use of a blanket or umbrella policy of insurance.

          4.2     In the event of any material loss or damage to the Mortgaged Property, Mortgagor will promptly (and, in any event, within five (5) days of such occurrence) notify Mortgagee in writing of any loss thereunder, and Mortgagee may, after notice of its intention to do so to Mortgagor, make proof of loss thereof if not made within a reasonable time by Mortgagor.  After default Mortgagee may, after notice of its intention to do so to Mortgagor, on behalf of Mortgagor, adjust and compromise any claims under such insurance and collect and receive the proceeds thereof and endorse drafts and Mortgagee is hereby irrevocably appointed attorney-in-fact of Mortgagor for such purposes.  Mortgagee may deduct from such proceeds any expenses properly incurred by Mortgagee in collecting same, including reasonable counsel fees.  Mortgagee shall hold such proceeds for the purposes set forth in Article VI of this Mortgage.

          4.3     Mortgagor will not maintain any other insurance on the Mortgaged Property competing or contributing, in right of payment or otherwise, with any of the insurance required to be afforded to Mortgagee hereunder unless Mortgagee is made the loss payee under such other insurance.

          4.4     If Mortgagor shall fail to procure, pay for and deliver to Mortgagee any policy or policies of insurance or renewals thereof, Mortgagee may at its option, but shall be under no obligation to do so, effect such insurance and pay the premiums thereof, and Mortgagor will repay to Mortgagee on demand any premiums so paid, with interest, at the Default Rate, and until so paid, the same shall be secured by this Mortgage.

          4.5     Intentionally omitted.

          4.6     Mortgagor, at its sole cost and expense, shall obtain a mortgagee’s title insurance policy, insuring the Mortgaged Property, in form and content and issued by a title insurance company satisfactory to Mortgagee, which will insure Mortgagee as the holder of a valid first mortgage lien for the full amount of the Mortgage on the Mortgaged Property, subject only to the Prior Mortgages (as hereinafter defined), the Permitted Encumbrances, and such exceptions as Mortgagee may approve including, but not limited to, the satisfaction or release of all mortgages encumbering the Mortgaged Property other than the first mortgage held by Mortgagee.

ARTICLE V

Condemnation

          5.1     Mortgagor immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property or any part thereof shall notify Mortgagee of the pendency of such proceedings.  Unless and until Mortgagee shall notify Mortgagor of Mortgagee’s intent to appear and prosecute such proceedings, pursuant to the appointment and assignment given herein by Mortgagor to Mortgagee, Mortgagor may appear in and prosecute such proceedings in any lawful manner; provided, however, that Mortgagor shall have no right or authority to execute any instrument of conveyance or confirmation in favor of the condemnor except subject hereto, nor to accept any payment or settle or compromise any claim of Mortgagor arising out of such condemnation proceedings without the consent of Mortgagee.  Mortgagee’s election not to appear in or prosecute such proceedings shall not diminish any right Mortgagee may have to receive any amount paid in connection with such condemnation and to apply such funds as herein provided.

ARTICLE VI

Distribution Upon Damage, Destruction or Condemnation

          6.1     In the event the whole or materially all of the Mortgaged Property shall be destroyed or damaged, Mortgagee shall have the right to collect the proceeds of any insurance and to retain and apply such proceeds, at its election, to the reduction of the Obligations or to restoration, repair, replacement, rebuilding or alteration (herein sometimes collectively called the “Restoration”) of the Mortgaged Property.  In the event the whole or materially all of the Mortgaged Property shall be taken in condemnation proceedings or by agreement between Mortgagor and Mortgagee and the condemning authority, Mortgagee shall apply such award or proceeds thereof first to payment of the Obligations, and any balance then remaining shall be paid to Mortgagor.  For the purposes of this Article VI, “materially all of the Mortgaged Property” shall be deemed to have been damaged, destroyed or taken if the portion of the Mortgaged Property not so damaged, destroyed or taken cannot be repaired or reconstructed so as to constitute a complete structure and facility usable in substantially the manner as prior to the damage, destruction or taking.

          6.2     So long as no Event of Default has occurred, in the event of partial destruction or partial condemnation, all of the proceeds or awards shall be collected and held by Mortgagee, and shall be applied by Mortgagee, in its sole discretion, to the repayment of the Obligations in the inverse order of maturity and any other amounts due and owing under the Financing Documents, with any proceeds then remaining being paid to Mortgagor, or to the payment of the Restoration.  Upon the written request of Mortgagor, Mortgagee shall apply such proceeds or awards to the payment of the Restoration as the Restoration progresses, so long as:

                    (a)     Such proceeds are, in Mortgagee’s reasonable judgment, sufficient to cover the cost of such Restoration or, if insufficient, Mortgagor deposits with Mortgagee the amount of any such deficiency,

                    (b)     Mortgagor shall deliver to Mortgagee contracts, plans and specifications for the Restoration which are satisfactory to Mortgagee,

                    (c)     the work for which payment is requested has been done in a good and workmanlike manner and Mortgagor presents evidence satisfactory to Mortgagee of amounts owed or paid by Mortgagor for completed Restoration work,

                    (d)     The Mortgaged Property, after such Restoration is or will be, in the reasonable judgment of Mortgagee, of an economic utility not less than that of the Mortgaged Property prior to the casualty or condemnation, and

                    (e)     Mortgagor shall comply with such further conditions in connection with the use of such proceeds or award as Mortgagee may reasonably request.

                              Any balance remaining in the hands of Mortgagee after payment of such Restoration shall be retained by Mortgagee and applied to the payment of the Obligations.

          6.3     Notwithstanding the foregoing provisions of this Article VI regarding insurance or condemnation proceeds, if no Event of Default has occurred, and if such proceeds do not exceed $1,000,000.00, and if the undamaged or uncondemned portion of the Mortgaged Property can be continuously used during the Restoration period as a complete structure and operating facility in substantially the same manner as prior to the damage, Mortgagor shall have the right to collect the insurance or condemnation proceeds and apply them to the Restoration.

          6.4     No damage, destruction or condemnation of the Mortgaged Property nor any application of insurance or condemnation proceeds to the payment of the Obligations shall postpone or reduce the amount of any of the current installments of principal or interest becoming due under the Obligations which shall continue to be made in accordance with the terms of the Obligations until the Obligations and all interest due thereunder are paid in full.

ARTICLE VII

Events of Default and Remedies

          7.1     Each of the following shall constitute an “Event of Default” under this Mortgage:

                    (a)     Failure of Mortgagor to make any payment of principal or of interest as required by the Bond;

                    (b)     Failure of Mortgagor to pay any other fee, expense or other payment due under the Financing Agreement or other Financing Document within five (5) days after demand is made; or

                    (c)     Failure of Mortgagor to observe or perform any other covenant, agreement, undertaking, performance or obligation of any provision hereof where such failure continues for ten (10) business days after receipt by Mortgagor of written notice from Mortgagee specifying such failure;

                    (d)     Failure of Mortgagor to observe or perform any covenant, agreement, undertaking, performance or obligation under any of the other Financing Documents, or an event of default under the Financing Agreement, subject to any applicable notice and cure periods therein; or

                    (e)     Failure of Mortgagor to provide the insurance required in Article IV hereof;

                    (f)     If any representation or warranty made by Mortgagor herein, in the Financing Documents or in any other instrument which pertains to this Mortgage proves to be incorrect, now or hereafter, in any material respect, when made; or

                    (g)     Any default by Mortgagor under (i) that certain Open-End Mortgage and Security Agreement dated January 30, 2004, from Mortgagor to Mortgagee in the amount of $8,000,000, recorded in the Office of the Recorder of Deeds, in and for Montgomery County; (ii) that certain Mortgage, Assignment of Leases and Security Agreement dated March 20, 1997, from Mortgagor to Jefferson Bank in the amount of One Million and 00/100 Dollars ($1,000,000.00), recorded in the Office of the Recorder of Deeds in and for Montgomery County, Pennsylvania, on March 25, 1997, at MB 7911, Pages 416, et seq., and (iii) that certain Mortgage, Assignment of Leases and Security Agreement dated March 20, 1997, from Mortgagor to Jefferson Bank in the amount of Eight Million Four Hundred Thousand and 00/100 Dollars ($8,400,000.00), recorded in the Office of the Recorder of Deeds in and for Montgomery County, Pennsylvania, on March 25, 1997, at MB 7911, Pages 388, et seq., (the “Prior Mortgages”).

          7.2     Upon the occurrence of an Event of Default which shall be continuing, Mortgagee shall have the right and is hereby authorized, but without any obligation to do so, to perform the defaulted obligation and to discharge Mortgagor’s obligations on behalf of Mortgagor, and to pay any sums necessary for that purpose, and the sums so expended by Mortgagee shall be an obligation of Mortgagor, shall bear interest at the Default Rate, be payable on demand, and be added to the Obligations.  Mortgagee shall be subrogated to all the rights, equities and liens discharged by any such expenditure.  Such performance by Mortgagee on behalf of Mortgagor shall not constitute a waiver by Mortgagee of such default and shall not limit Mortgagee’s rights, remedies and recourses hereunder, or the Obligations, or as otherwise provided at law or in equity.  Notwithstanding that the Obligations shall not have been declared due and payable upon any such default, the Obligations shall bear interest at the Default Rate from the date of notice and demand therefor by Mortgagee until such default shall have been completely cured and removed to the satisfaction of Mortgagee.

          7.3     Upon the occurrence of an Event of Default, the entire unpaid balance of the principal, accrued interest and all other sums secured by this Mortgage, shall, at the option of Mortgagee, become immediately due and payable without notice or demand and Mortgagee shall have and may exercise all the rights and remedies permitted by law, including without limitation the right to foreclose this Mortgage, and proceed thereon to final judgment and execution thereon for the entire unpaid balance of said Obligations, with interest, at the default rate and pursuant to the methods of calculation specified in the Bond, together with all other sums secured by this Mortgage, all costs of suits, interest at the Default Rate on any judgment obtained by Mortgagee from and after the date of any Sheriff’s Sale of the Mortgaged Property until actual payment is made by the Sheriff of the full amount due Mortgagee, and reasonable attorney’s fees, without further stay, any law, usage, or custom to the contrary notwithstanding.  In any such foreclosure proceedings, the Mortgaged Property shall be sold, at the sole option of Mortgagee, either (a) in one lot or unit and, as an entirety; or (b) in such lots or units and in such order and manner as may be required by law; or (c) in the absence of any such requirement, in such lots or units and in such order and manner as Mortgagee may determine in its sole discretion.

          7.4     Upon the occurrence of an Event of Default which shall be continuing, Mortgagee shall have the right, without further notice or demand and without the appointment of a receiver, to enter immediately upon and take possession of the Mortgaged Property, without further consent or assignment of Mortgagor or any subsequent owner of the Mortgaged Property, with the right to let the Mortgaged Property, or any part thereof, and to collect and receive all of the rents, issues, profits and other amounts due or to become due to Mortgagor or any such subsequent owner and to apply the same in such order of priority as Mortgagee shall determine at its sole option, after payment of all necessary charges and expenses in connection with the operation of the Mortgaged Property (including any managing agent’s commission), on account of interest, principal, taxes, water charges and assessments, insurance premiums and any advances for improvements, alterations or repairs or otherwise pursuant to the terms hereof for the account of Mortgagor, or on account of the Obligations.  Mortgagee may institute legal proceedings against any tenant of the Mortgaged Property who fails to comply with the provisions of his lease.  If Mortgagor or any such subsequent owner is occupying the Mortgaged Property or any part thereof, such Mortgagor or subsequent owner will either immediately vacate and surrender possession thereof to Mortgagee or pay to Mortgagee a reasonable rental for the use thereof, monthly in advance, and, in default of so doing, such Mortgagor or subsequent owner may be dispossessed by legal proceedings or otherwise.

          7.5     AFTER AN EVENT OF DEFAULT WHENEVER AND AS OFTEN AS MORTGAGEE HAS THE RIGHT TO TAKE POSSESSION OF THE MORTGAGED PROPERTY, MORTGAGOR IRREVOCABLY AUTHORIZES AND EMPOWERS THE CLERK OF COURT OR ANY ATTORNEY OF ANY COURT OF COMMON PLEAS OR ANY OTHER COURT OF COMPETENT JURISDICTION, AS ATTORNEY FOR MORTGAGOR AND MORTGAGOR’S SUCCESSORS AND ASSIGNS OR ANY OTHER PERSONS CLAIMING ANY INTEREST UNDER OR THROUGH MORTGAGOR, AS WELL AS FOR ALL PERSONS CLAIMING UNDER, BY OR THROUGH MORTGAGOR, TO APPEAR FOR MORTGAGOR IN AN ACTION OR ACTIONS IN EJECTMENT OR OTHER APPROPRIATE ACTION FOR POSSESSION OF THE MORTGAGED PROPERTY FILED BY MORTGAGEE OR ANY HOLDER OF THIS MORTGAGE (WITHOUT THE NECESSITY OF FILING ANY BOND AND WITHOUT ANY STAY OF EXECUTION OR APPEAL) AND IN SUCH ACTION OR ACTIONS TO ADMIT MORTGAGEE’S SUPERIOR TITLE AND/OR CONFESS JUDGMENT FOR THE RECOVERY BY MORTGAGEE OF POSSESSION OF THE MORTGAGED PROPERTY, FOR WHICH THIS INSTRUMENT (OR A COPY HEREOF VERIFIED BY AFFIDAVIT OF MORTGAGEE OR ANYONE AUTHORIZED TO MAKE SUCH AFFIDAVIT ON BEHALF OF MORTGAGEE) SHALL BE A SUFFICIENT WARRANT; WHEREUPON A WRIT OF POSSESSION OR OTHER APPROPRIATE PROCESS TO OBTAIN POSSESSION OF THE MORTGAGED PROPERTY MAY BE ISSUED FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, MORTGAGOR HEREBY RELEASING AND AGREEING TO RELEASE MORTGAGEE AND SAID ATTORNEYS FROM ALL ERRORS AND DEFECTS

WHATSOEVER OF A PROCEDURAL NATURE IN ENTERING ANY SUCH ACTION OR JUDGMENT OR IN CAUSING ANY SUCH WRIT OR PROCESS TO BE ISSUED OR IN ANY PROCEEDING THEREON OR CONCERNING THE SAME, PROVIDED THAT MORTGAGEE SHALL HAVE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY A PERSON ON MORTGAGEE’S BEHALF SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF SUCH JUDGMENT ACCORDING TO THE TERMS OF THIS INSTRUMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE A PRIMA FACIE EVIDENCE; AND IT IS HEREBY EXPRESSLY AGREED THAT IF FOR ANY REASON AFTER ANY SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE DISCONTINUED, MARKED SATISFIED OF RECORD OR TERMINATED, OR POSSESSION OF THE MORTGAGED PROPERTY SHALL REMAIN IN OR BE RESTORED TO EITHER MORTGAGOR OR ANYONE CLAIMING UNDER, BY OR THROUGH MORTGAGOR, MORTGAGEE MAY, WHENEVER AND AS OFTEN AS MORTGAGEE SHALL HAVE THE RIGHT TO TAKE POSSESSION AGAIN OF THE MORTGAGED PROPERTY, BRING ONE OR MORE FURTHER ACTIONS IN THE MANNER HEREINABOVE SET FORTH TO RECOVER POSSESSION OF THE MORTGAGED PROPERTY AND TO CONFESS JUDGMENT THEREIN AS HEREINABOVE PROVIDED, AND THE AUTHORITY AND POWER GIVEN ABOVE TO ANY SUCH ATTORNEY SHALL EXTEND TO ALL SUCH FURTHER ACTIONS.  MORTGAGEE SHALL HAVE THE RIGHT TO BRING SUCH AN ACTION IN EJECTMENT AND TO CONFESS JUDGMENT THEREIN AS HEREINABOVE PROVIDED BEFORE OR AFTER COMMENCING AN ACTION OF MORTGAGE FORECLOSURE AND BEFORE OR AFTER JUDGMENT THEREON OR THEREIN HAS BEEN RECOVERED OR A JUDICIAL SALE OF ALL OR ANY PART OF THE MORTGAGED PROPERTY HAS TAKEN PLACE.

          Notwithstanding anything in this Paragraph 7.5 to the contrary, this Paragraph 7.5 and the authority granted by Mortgagor therein is not and shall not be construed to constitute a “power of attorney” and is not governed by the provisions of 20 Pa.C.S. Chapter 56.  Furthermore, an attorney or other person or entity acting under this Paragraph 7.5 shall not have any fiduciary obligations to Mortgagor and, without limiting the foregoing shall have NO duty to:  (1) Exercise the powers for the benefit of Mortgagor, (2) Keep separate any assets of Mortgagor from those of such attorney, other person or entity or Mortgagee, (3) Exercise reasonable caution and prudence on behalf of Mortgagor, or (4) Keep a full and accurate record of all actions, receipts and disbursements on behalf of Mortgagor.

          MORTGAGOR AND MORTGAGEE HEREBY CONSENT TO THE JURISDICTION OF THE COURT OF COMMON PLEAS OF MONTGOMERY COUNTY OR THE FEDERAL DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA FOR ANY PROCEEDING IN CONNECTION HEREWITH, AND HEREBY WAIVE OBJECTIONS AS TO VENUE AND CONVENIENCE OF FORUM IF VENUE IS IN MONTGOMERY COUNTY, PENNSYLVANIA OR IN THE FEDERAL DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA.  IN ANY ACTION OR SUIT UNDER THIS MORTGAGE, SERVICE OF PROCESS MAY BE MADE UPON MORTGAGEE OR MORTGAGOR BY MAILING A COPY OF THE PROCESS BY FIRST CLASS MAIL TO THE RECIPIENT.  MORTGAGEE AND MORTGAGOR HEREBY WAIVE ANY AND ALL OBJECTIONS TO SUFFICIENCY OF SERVICE OF PROCESS IF DULY SERVED IN THIS

MANNER.  MORTGAGOR AND MORTGAGEE, AS AN INDEPENDENT COVENANT, HEREBY MUTUALLY WAIVE AND AGREE TO WAIVE THE RIGHT, IF ANY, TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING WITH RESPECT HERETO OR WITH RESPECT TO ANY TRANSACTION RELATED HERETO.

          7.6     All monies received by Mortgagee by virtue of the assignments made herein to Mortgagee, after payment therefrom of the costs and expenses incident to the enforcement or collection of the assigned rights or claims, shall be applied to the payment of the Obligations.

          7.7     Upon the occurrence of an Event of Default, Mortgagee may proceed to protect and enforce its rights under this Mortgage by suit for specific performance of any covenant herein contained, or in aid of the execution of any power herein granted, or for the foreclosure of this Mortgage and the sale of the Mortgaged Property under the judgment or decree of a court of competent jurisdiction, or for the enforcement of any other right as Mortgagee shall deem most effectual for such purpose.  The foregoing rights shall be in addition to, and not in lieu of, the rights of Mortgagee as a secured creditor under the Uniform Commercial Code of Pennsylvania with respect to any portion of the Mortgaged Property which is subject to such Code.  Mortgagee may also proceed in any other manner permitted by law to enforce its rights hereunder and under the Financing Agreement and/or the Security Agreement.

          7.8     No failure or delay on the part of Mortgagee in exercising any right, power or privilege under this Mortgage, and no course of dealings between Mortgagor and Mortgagee, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No notice to or demand on Mortgagor shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Mortgagee to any other or further action in the same or other circumstances without notice or demand.

          7.9     In any action to foreclose this Mortgage, Mortgagee, to the fullest extent permitted by law, shall be entitled as a matter of right to the appointment of a receiver of the Mortgaged Property and of the rents, revenues, issues, income and profits thereof, without notice or demand, and without regard to the adequacy of the security for the Obligations or the solvency of Mortgagor.

          7.10   Upon the occurrence of any Event of Default, Mortgagor shall pay monthly in advance to Mortgagee, or to any receiver appointed at the request of Mortgagee to collect the rents, revenues, issues and profits of the Mortgaged Property, the fair and reasonable rental value for the use and occupancy of the Mortgaged Property or of such part thereof as may be possessed by Mortgagor.  Upon default in payment thereof, Mortgagor shall vacate and surrender possession of the Mortgaged Property to Mortgagee or such receiver, and upon a failure so to do may be evicted by summary proceedings, in the manner hereinabove provided or otherwise.

          7.11   The rights and remedies of Mortgagee expressed or contained in this Mortgage are cumulative and no one of them shall be deemed to be exclusive of the others or of any right or remedy Mortgagee may now or hereafter have at law or in equity.  The covenants of this Mortgage shall run with the land and bind Mortgagor and, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, its successors and assigns and all subsequent owners, encumbrancers, tenants and subtenants of the Mortgaged Property and shall inure to the benefit of Mortgagee and its successors and assigns and all subsequent holders of this Mortgage and the Obligations.

          7.12   Mortgagee may in its discretion from time to time grant to Mortgagor indulgences, forbearances and extensions of the Obligations, may release, with or without consideration, any portion of the Mortgaged Property from the lien hereof, and may accept other and further collateral security for the payment of and strict and faithful performance of the Obligations, all without otherwise affecting the lien or priority of this Mortgage, and the release of any portion of the Mortgaged Property from the lien hereof shall not affect the lien of this Mortgage with respect to the remainder of the Mortgaged Property.

          7.13   Mortgagor hereby waives and relinquishes the benefits of all present and future laws (i) exempting the Mortgaged Property or any other property or any part of the proceeds of sale thereof from attachment, levy or sale on execution, and (ii) staying execution or other process.

          7.14   Mortgagor acknowledges and agrees that the occurrence of an Event of Default under the terms of this Mortgage shall constitute a default under each of the other Financing Documents, and a default under the other Financing Documents shall constitute an Event of Default under this Mortgage.  The security interests, liens and other rights and interests in and relative to any of the collateral now or hereafter granted to Mortgagee by Mortgagor by or in any instrument or agreement, including but not limited to this Mortgage and the other Financing Documents, shall serve as security for any and all liabilities of Mortgagor to Mortgagee, including but not limited to the liabilities described in this Mortgage and the other Financing Documents, and, for the repayment thereof, Mortgagee may resort to any security held by it in such order and manner as it may elect.

ARTICLE VIII

Indemnity

          8.1     To the maximum extent permitted by applicable law, Mortgagor, for itself and its successors (herein, “Indemnifying Parties”), shall jointly and severally indemnify, hold harmless, and upon request defend Mortgagee and its partners, employees and agents, officers, directors and attorneys, and their respective successors and assigns (collectively, the “Indemnified Parties”) from and against any and all claims and liabilities which any Indemnified Party may suffer, incur or be exposed to by reason of or in connection with or arising out of the transport, release, treatment, processing, manufacture, deposit, storage, disposal, burial, dumping, injecting, spilling, leaking or placement at any time heretofore or hereafter, by any person or entity, of any Hazardous Material, including but not limited to (1) costs of or liability for investigation, monitoring, boring, testing and evaluation; (2) costs or liabilities for abatement, correction, response, cleanup, removal or remediation; (3) fines, damages, penalties and other liabilities; and (4) liability for personal injury or property damage.

ARTICLE IX

Miscellaneous Provisions

          9.1     All notices, demands, requests and consents required under this Mortgage shall be in writing.  All such notices, demands, requests and consents shall be deemed to have been properly given if sent by United States registered or certified mail, return receipt requested, postage prepaid, if addressed to Mortgagee at 1531 Walnut Street, Philadelphia, Pennsylvania  19102, Attention:  J. Clark O’Donoghue, with a copy in all instances to Dean M. Schwartz, Esquire, Stradley, Ronon, Stevens & Young, LLP, 2600 One Commerce Square, Philadelphia, Pennsylvania 19103, and if addressed to Mortgagor at 102 Witmer Road, Horsham, Pennsylvania, 19044, Attention:  General Counsel, with a copy in all instances to Barry M. Abelson, Esquire, Pepper Hamilton LLP, 3000 Two Logan Square, 18th & Arch Streets, Philadelphia, Pennsylvania 19103 or at such other address or addresses as either party may hereafter designate in writing to the other.  Notices, demands and requests which shall be served by registered or certified mail, return receipt requested, upon Mortgagor or Mortgagee, in the manner aforesaid, shall be deemed sufficiently served or given for all purposes hereunder two (2) days after the time such notice, demand or request shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid, in any Post Office or Branch Post Office regularly maintained by the United States Government.

          9.2     If Mortgagor complies with the provisions of this Mortgage and pays to Mortgagee all sums secured hereby in accordance with the terms of and at the times provided in the Bond and the Financing Agreement, without deduction, fraud or delay, then this Mortgage and the estate and security interest hereby granted and created shall then cease, terminate and become void, and Mortgagee shall execute and deliver such mortgage satisfactions and other documents as Mortgagor may reasonably request to evidence the same.

          9.3     Mortgagor shall promptly cause this Mortgage to be duly recorded in the Office for the Recording of Deeds and Mortgages in and for Montgomery County, Pennsylvania and shall pay all recording fees and other costs incurred in connection therewith.

          9.4     All amendments and modifications of this Mortgage must be in writing.

          9.5     If any term or provision of this Mortgage or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Mortgage, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and be enforced to the fullest extent permitted by law.

          9.6     This Mortgage is intended to be eligible for all of the benefits of the provisions of Act 126 of 1990, 42 Pa. C.S. Sections 8143 and 8144, but to the extent that any rule or law would grant greater protection to Mortgagee or greater priority for the lien of this Mortgage as it secures any advance, such rule or law shall prevail.

          9.7     This Mortgage is not a residential mortgage as that term is defined in 41 P.S. §101 et seq. or Act 91 of 1983.

          9.8     This Mortgage and all terms, covenants and conditions hereof shall inure to the benefit of and bind the parties hereto, their successors and assigns, to the extent assignments are permitted herein.

          9.9     The interest rate on the Bond secured by this Open-End Mortgage and Security Agreement is an adjustable rate based on the London Interbank Offering Rate or rates otherwise established by Mortgagee from time to time, each as more particularly set forth in the Bond.

          9.10   MORTGAGOR CERTIFIES THAT IT HAS RECEIVED A FULLY EXECUTED COPY OF THIS MORTGAGE WITHOUT CHARGE.

Signatures follow on next page.

          IN WITNESS WHEREOF, Mortgagor has executed and delivered this Mortgage on the day and year above written.

NEOSE TECHNOLOGIES, INC., a Delaware corporation

Attest:	By:	/s/ C. Boyd Clarke

Name: C. Boyd Clarke
Title: President and CEO

          THIS MORTGAGE CONTAINS A CONFESSION OF JUDGMENT IN EJECTMENT.  A JUDGMENT FOR POSSESSION COULD BE ENTERED AGAINST YOU WITHOUT A PRIOR HEARING OR NOTICE.  MORTGAGOR HEREBY CERTIFIES THAT THEY HAVE CONSULTED AN ATTORNEY REGARDING THE IMPLICATIONS OF A CONFESSION OF JUDGMENT AND KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVE ANY RIGHTS TO PRIOR NOTICE AND OPPORTUNITY TO BE HEARD IN CONNECTION THEREWITH.

NEOSE TECHNOLOGIES, INC., a Delaware corporation

Attest:	By:	/s/ C. Boyd Clarke

Name: C. Boyd Clarke
Title: President and CEO

The address of Mortgagee is:

1531 Walnut Street
Philadelphia, PA  19102

On behalf of Mortgagee

STATE OF PENNSYLVANIA	:
	:	SS
COUNTY OF PHILADELPHIA	:

          On this _______ day of February, 2004, before me, a Notary Public, personally appeared C. Boyd Clarke who acknowledged that he is President and CEO of NEOSE TECHNOLOGIES, INC., a Delaware corporation, and that he being authorized to do so as such officer, executed the foregoing instrument for the purposes therein contained.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

My Commission Expires:

EXHIBIT “A”

Description of Real Estate

EXHIBIT “B”

Permitted Encumbrances